Exhibit 99.1

EVO Provides COVID-19 Update and Announces a $150 Million Additional Investment from Madison Dearborn Partners

·	Stock sale proceeds to be used to repay debt and fund potential future investment opportunities
·	Cost reduction initiatives implemented
·	Fiscal 2020 outlook withdrawn

ATLANTA, March 29, 2020 (GLOBE NEWSWIRE) -- EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or “the Company”), a leading payment technology and services provider, announced today that it has received a $150 million investment from funds affiliated with Madison Dearborn Partners, LLC (“MDP”), a leading private equity firm that has been a significant shareholder of the Company since 2012. MDP’s added resources will strengthen EVO’s financial profile and enable the Company to remain focused on future strategic initiatives as it navigates the global COVID-19 pandemic.

“We have taken decisive measures to ensure our business is best positioned to continue to serve our valued customers throughout this global pandemic,” said James G. Kelly, EVO’s Chief Executive Officer. “The long-term fundamentals of EVO’s business remain strong and, as the economy recovers, we believe these actions will support EVO’s continued growth through the execution of our strategic plan.”

A portion of the proceeds from MDP’s investment will be used to pay down EVO’s revolver borrowings, reducing EVO’s pro forma leverage ratio as of December 31, 2019 to 3.3x net debt to Adjusted EBITDA. The remainder of the proceeds are expected to be used to fund potential future investment opportunities.

EVO is closely monitoring COVID-19 and its impact on the Company’s business. While EVO’s global portfolio represents a diversified mix of merchants across Europe and North America, many of these merchants operate in markets that are subject to broad governmental restrictions on movement and commerce, resulting in substantial reductions in merchant transaction count and volumes.

In response, EVO has taken significant and necessary steps to align its cost structure and cash flows with the expected near-term decline in revenues caused by COVID-19. These actions include a series of initiatives to reduce fixed costs up to 20% for the remainder of fiscal 2020 and lower capital expenditures by up to 75% over the same period. Such reductions will depend on the pace in which economic activity returns.

Given the unknown duration and extent of COVID-19's impact on EVO’s business, the Company is suspending its 2020 annual guidance published on February 27, 2020.

Ray Sidhom, Chairman of EVO’s Board of Directors, stated, “We value our long-term relationship with MDP, and we welcome their strong and demonstrated commitment to the future of EVO as it navigates this global pandemic.”

Vahe Dombalagian, a Managing Director on MDP’s Financial & Transaction Services team and a member of EVO’s Board of Directors, added, “We have been impressed with EVO’s growth strategy since we made our initial investment in December 2012. We look forward to building on our partnership with EVO’s leadership team as we work together to continue to extend the Company’s global footprint and further its growth.”

Additional Information

The following is an overview of the terms of MDP’s investment:

·	MDP will purchase $152.25 million of perpetual Convertible Preferred Stock, with net proceeds to the Company of $150 million.

·	The preferred stock is non-transferable for three years.

·	The preferred stock is convertible into shares of EVO common stock at a conversion price of $15.80 per share, a 10% premium to EVO’s five-day average stock price and a 13.3% premium to EVO’s closing stock price on Friday, March 27, 2020.

·	The preferred stock carries a 6.0% dividend, payable in kind.

·	On an as-converted basis, together with MDP’s existing shares and units, MDP will own approximately 15% of the economic interests in EVO and will have the right to vote approximately 19% of EVO’s outstanding shares.

·	Subject to certain limitations, MDP may convert the preferred stock into common stock at any time, and EVO may convert the preferred stock into common stock if the closing price of EVO’s common stock is above specified thresholds.

·	Matthew Raino, a Managing Director on MDP’s Financial & Transaction Services team, has been re-appointed to EVO’s Board of Directors, effective April 1, 2020.

Additional information regarding the investment is included in a Form 8-K that EVO will file with the Securities and Exchange Commission and additional information regarding COVID-19 events and impact has been posted to the investor relations section of the Company’s website.

J.P. Morgan acted as financial advisor to the Special Committee of the Company’s Board of Directors and King & Spalding LLP acted as legal advisor in connection with the transaction. BofA Securities, Inc. served as MDP’s financial advisor, while Latham & Watkins LLP served as MDP’s legal counsel in connection with the investment.

About EVO Payments Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the markets it serves.

About Madison Dearborn Partners, LLC

Madison Dearborn Partners, LLC (“MDP”) is a leading private equity investment firm based in Chicago. Since MDP’s formation in 1992, the firm has raised aggregate capital of over $26 billion and has completed over 140 investments. MDP invests across five dedicated industry verticals, including financial and transaction services; basic industries; business and government software and services; health care; and telecom, media and technology services. For more information, please visit www.mdcp.com.

Forward-Looking Statements

This release contains statements about future events and expectations that constitute forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks, uncertainties and assumptions (including uncertainties around the duration and severity of the impact of the COVID-19 outbreak that are difficult to predict) that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the successful closing of the investment by MDP and achievement of its potential benefits; (2) the effects of global economic, political, market, health and other conditions, including the impact of the coronavirus; (3) geopolitical and other risks associated with our operations outside of the United States; (4) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (5) declines in consumer spending; (6) changes in foreign currency exchange rates; (7) risks relating to our indebtedness; (8) the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments, companies and consumers in an effort to combat the spread of the coronavirus; and (9) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019. The forward-looking statements included in this release are made only as of the date hereof and, except for EVO’s ongoing obligations under applicable securities laws, EVO undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP financial measures

The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to one or more of the following: equity-based compensation, giving pro forma effect to a normalized effective tax rate for the Company, costs related to transition, acquisition and integration matters.

Specifically, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. This measure, or similar measures, are frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as income before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income from consolidated subsidiaries (including related depreciation and amortization), share-based compensation, and transition, acquisition and integration costs. The calculation of adjusted EBITDA has limitations as an analytical tool, including: (a) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) it does not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) it does not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements.

Important Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offer and sale of the shares of preferred stock described herein is being made in a transaction not involving a public offering and has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, the preferred stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Contact:

For EVO:

Sarah Jane Perry

Investor Relations & Corporate Communications Manager 770-709-7365

investor.relations@evopayments.com

For MDP:

Chuck Dohrenwend or Melissa Gansler Abernathy MacGregor

212-371-5999

abmacmdcp@abmac.com

EVO Payments, Inc.

Reconciliation of Net Loss to Net Debt Ratio

(in USD thousands)

Year Ended
12/31/2019
Net loss	$(23,366)
Net income attributable to non-controlling interests in consolidated entities	(7,877)
Income tax expense	4,548
Interest expense, net	41,139
Depreciation and amortization	92,059
Share-based compensation	10,921
Transition, acquisition and integration costs[1]	42,825
Adjusted EBITDA	$160,250

Ratio of Net Debt to Adjusted EBITDA	Year Ended		Pro Forma	Pro Forma Ratio
	12/31/2019		Adjustment[2]	12/31/2019
Gross debt	$711,878		$-	$711,878
Less: available cash	(34,400)		(150,000)	(184,400)
Net debt	$677,478		$(150,000)	$527,428

Leverage Ratio as of 12/31/2019	4.2	x		3.3	x

1 For the year ended December 31, 2019, earnings adjustments include $5.1 million of employee termination benefits, $26.1 million of acquisition and integration related costs, and $11.6 million of impairment charges, net of non-controlling interest.

2 Represents proceeds from convertible preferred stock investment from Madison Dearborn Partners

Source: EVO Payments, Inc.